Exhibit 3.1

Amended Provisions of By-Laws:

ARTICLE III

Board of Directors

SECTION 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

SECTION 2. ~~Special Provisions for Directors while Clal Finance owns 35% of Common Stock~~Omitted.

~~For so long as Clal Finance Ltd. or any affiliate of Clal Finance Ltd. (“Clal Finance”) owns of record at least 35% of the then issued and outstanding Common Stock of the Corporation, Clal Finance shall have the exclusive right at any time whether at any meeting of stockholders or by written consent in accordance with the General Corporation Law of Delaware (the “DGCL”) and any other applicable law, voting as a separate class, to elect, and to remove and replace after such election, up to six (6) individuals to serve on the Board of Directors of the Corporation, (each such director is referred to as a “Clal Director”). The Clal Directors shall serve until the annual meeting of stockholders of the Corporation at which the term of other directors expire, unless sooner removed, and until his respective successor shall be elected and shall qualify. A Clal Director may be removed by, and shall not be removed other than by, the vote of Clal Finance, voting as a separate class, whether at any meeting of stockholders or by written consent in accordance with the DGCL and any other applicable law. If for any reason there is not a Clal Director, by reason of death, resignation, retirement, disqualification, removal or otherwise, such vacancy shall be filled by such person as Clal Finance shall nominate as Clal Director.~~

~~As long as Clal Finance has the rights set out in this Section 2 of this Article III, the Board of Directors of the Corporation shall consist of not more than three (3) directors, who shall be executive officers of the Corporation and shall not be Clal Directors, two (2) Independent Directors (as defined below) and up to six (6) Clal Directors. “Independent Directors” shall mean such non-executive directors appointed to the Board of Directors of the Corporation from time to time and designated as being “independent”. The Board of Directors of the Corporation shall at all times include at least two (2) Independent Directors.~~

~~The Corporation shall notify Clal Finance in writing upon becoming aware that Clal Finance’s holding of record of Common Stock is less than 35% of the then issued and outstanding Common Stock and Clal Finance shall notify the Corporation in writing upon becoming aware that Clal Finance is the record holder of less than 35% of the then issued and outstanding Common Stock. Clal Finance shall then have thirty (30) days from the date of giving or receiving any such notice to increase its record ownership to at least 35% of such Common Stock (subject to any relevant takeover provisions). If Clal Finance does not raise its record ownership to at least 35% of Common Stock within this time period, the rights of Clal Finance under this Section 2 of this Article III shall terminate and cease to apply.~~

SECTION 3. Number, Qualifications, Election and Term of Office.

~~If the provisions of Section 2 of this Article III do not apply, the following provisions shall apply:~~ The Board of Directors shall consist of not less than one (1) nor more than eleven (11) directors, the exact number of which shall be fixed from time to time by the Board of Directors. Thereafter, the number of directors may be fixed, from time to time, by the affirmative vote of a majority of the entire Board of Directors or by action of the stockholders of the Corporation. Any decrease in the number of directors shall be effective at the time of the next succeeding annual meeting of stockholders unless there shall be vacancies in the Board of Directors, in which case such decrease may become effective at any time prior to the next succeeding annual meeting to the extent of the number of such vacancies. Directors need not be stockholders. Except as otherwise provided by statute or these By-Laws, the directors (other than members of the initial Board of Directors) shall be elected at the annual meeting of stockholders. Each director shall hold office until his successor shall have been elected and qualified, or until his death, or until he shall have resigned, or have been removed, as hereinafter provided in these By-Laws.

SECTION 4. Place of Meetings. Meetings of the Board of Directors shall be held at such place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine or as shall be specified in the notice of any such meeting.

SECTION 5. Annual Meeting. The Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. In the event such annual meeting is not so held, the annual meeting of the Board of Directors may be held at such other time or place (within or without the State of Delaware) as shall be specified in a notice thereof given as hereinafter provided in Section 8 of this Article III.

SECTION 6. Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and place as the Board of Directors may fix. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day. Notice of regular meetings of the Board of Directors need not be given except as otherwise required by statute or these By-Laws.

SECTION 7. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, if one shall have been elected, or by two or more directors of the Corporation or by the President.

SECTION 8. Notice of Meetings. Notice of each special meeting of the Board of Directors (and of each regular meeting for which notice shall be required) shall be given by the Secretary as hereinafter provided in this Section 8, in which notice shall be stated the time and place of the meeting. Such notice shall, to the extent practicable, state the principle purpose of such meeting, but except as otherwise required by these By-Laws, such notice need not state the purposes of such meeting. Notice of each such meeting shall be mailed, postage prepaid, to each director, addressed to him at his residence or usual place of business, by first class mail, at least ten (10) business days before the day on which such meeting is to be held, or shall be sent addressed to him at such place by telegraph, cable, telex, telecopier or other similar means, or be delivered to him personally or be given to him by telephone or other similar means, at least two (2) business days before the time at which such meeting is to be held. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting, except when he shall attend for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 9. Quorum and Manner of Acting. A majority of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and, except as otherwise expressly required by statute or the Certificate of Incorporation or these By-Laws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn such meeting to another time and place. Notice of the time and place of any such adjourned meeting shall be given to all of the directors unless such time and place were announced at the meeting at which the adjournment was taken, in which case such notice shall only be given to the directors who were not present thereat. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. The directors shall act only as a Board and the individual directors shall have no power as such.

SECTION 10. Organization. At each meeting of the Board of Directors, the Chairman of the Board, if one shall have been elected, or, in the absence of the Chairman of the Board or if one shall not have been elected, the President (or, in his absence, another director chosen by a majority of the directors present) shall act as chairman of the meeting and preside thereat. The Secretary or, in his absence, any person appointed by the chairman shall act as secretary of the meeting and keep the minutes thereof.

SECTION 11. Resignations. Any director of the Corporation may resign at any time by giving written notice of his resignation to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 12. Vacancies. ~~If for any reason there is a vacancy among the Clal Directors, by reason of death, resignation, retirement, disqualification, removal or otherwise, such vacancy shall be filled in accordance with Section 2 of this Article III. Any other~~Any vacancy in the Board of Directors, whether arising from death, resignation, removal (with or without cause), an increase in the number of directors or any other cause, may be filled by the vote of a majority of the directors then in office, though less than a quorum, or by the sole remaining director or by the stockholders at the next annual meeting thereof or at a special meeting thereof. Each director so elected shall hold office until his successor shall have been elected and qualified.

SECTION 13. Removal of Directors. Any director ~~who is not a Clal Director~~ may be removed, with or without cause, at any time, by the holders of a majority of the voting power of the issued and outstanding capital stock of the Corporation entitled to vote at an election of directors~~. A Clal Director may only be removed and replaced in accordance with Section 2 of this Article III~~.

SECTION 14. Compensation. The Board of Directors shall have authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.

SECTION 15. Committees. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, including an executive committee, each committee to consist of two or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Except to the extent restricted by statute or the Certificate of Incorporation, each such committee, to the extent provided in the resolution creating it, shall have and may exercise all the powers and authority of the Board of Directors and may authorize the seal of the Corporation to be affixed to all papers which require it. Each such committee shall serve at the pleasure of the Board of Directors and have such name as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors.

SECTION 16. Action by Consent. Unless restricted by the Certificate of Incorporation, any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Directors or such committee, as the case may be.

SECTION 17. Telephonic Meeting. Unless restricted by the Certificate of Incorporation, any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.